Exhibit 10.6.1

FIRST AMENDMENT

TO THE

WALTER INDUSTRIES, INC.

EXECUTIVE INCENTIVE PLAN

This First Amendment to the Walter Industries, Inc. Executive Incentive Plan is made and entered into by Walter Industries, Inc. (the “Company”) this 17th day of December, 2008, but is effective as of January 1, 2009.

WITNESSETH:

WHEREAS, the Company has previously adopted the Walter Industries, Inc. Executive Incentive Plan (the “Plan”); and

WHEREAS, the Company is authorized and empowered to amend the Plan; and

WHEREAS, the Company has determined that it is appropriate to amend the Plan in the manner indicated hereinbelow.

NOW, THEREFORE, Section 7 of Article VIII of the Plan is hereby amended as follows:

7.             Incentive awards may not be paid until the completion of the Company’s audited financial statements corresponding to the Plan Year and the approval of the Company’s Audit Committee has been received.  The Company intends to pay any such incentive award in the year following the year in which the incentive award is earned, but no later than December 31 of such year.

IN WITNESS WHEREOF, this First Amendment has been executed and is effective as of the dates set forth hereinabove.

WALTER INDUSTRIES, INC.

By:	/s/ Larry E. Williams

Title: Senior Vice President